As Filed With the Securities and Exchange Commission on May 1, 2012

                                                     Registration No. 333-180164
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             AMERICAN OIL & GAS INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      1382
            (Primary Standard Industrial Classification Code Number)

                                   99-0372611
                        (IRS Employer Identification No.)

                          Suite 400 - 601 West Broadway
                              Vancouver, BC V5Z 4C2
                            americanoilngas@gmail.com
                       Telephone & Facsimile (888)609-1173
   (Address and telephone number of registrant's principal executive offices)

                            Resident Agents of Nevada
                             711 S. Carson Street #4
                              Carson City, NV 89701
                 Telephone (775)882-4641 Facsimile (775)882-6818
            (Name, address and telephone number of agent for service)

                                 With copies to:
                        Kevin M. Murphy, Attorney at Law
                                 6402 Scott Lane
                               Pearland, TX 77581
                             info@kevinmurphylaw.com
                             Telephone (281)804-1174

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer   [ ]                        Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed       Proposed
  Title of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock        10,000,000          $.005          $50,000         $5.73
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.001 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                             AMERICAN OIL & GAS INC.
              10,000,000 SHARES OF COMMON STOCK AT $.005 PER SHARE

This is the initial offering of common stock of American Oil & Gas Inc. ("AO&G") and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a price of $0.005 per share (the "Offering"). The Offering is being conducted on a self-underwritten, all-or-none basis, which means our officer and director will attempt to sell the shares and we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this Offering. When the Offering is complete the funds will be transferred to our business account for use in the implementation of our business plan. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction. However; since the funds will not be placed into an escrow, trust or other similar account, any third party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the Offering proceeds are being held, resulting in a loss of any investment you make in our securities.

The shares will be sold at a price of $.005 per share for a period of one hundred and eighty (180) days from the effective date of the Registration Statement on Form S-1, of which this prospectus is a part, unless extended by our board of directors for an additional 90 days. Subscriptions, once received by the company, are irrevocable. The Offering will end on _____________, 2012. (date to be added upon effectiveness).


AO&G is an exploration stage company and currently has no operations. AO&G qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"). Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for AO&G which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock         $.005          $50,000             $0             $50,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

                           Dated ____________________

                                TABLE OF CONTENTS
                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS........................................................ 3
  General Information about Our Company...................................... 3
  The Offering............................................................... 3
RISK FACTORS................................................................. 4
RISKS ASSOCIATED WITH OUR COMPANY............................................ 4
RISKS ASSOCIATED WITH THIS OFFERING..........................................10
USE OF PROCEEDS..............................................................12
DETERMINATION OF OFFERING PRICE..............................................13
DILUTION.....................................................................13
PLAN OF DISTRIBUTION.........................................................14
  Offering will be Sold by Our Officer and Director..........................14
  Terms of the Offering......................................................15
  Deposit of Offering Proceeds...............................................16
  Procedures for and Requirements for Subscribing............................16
DESCRIPTION OF SECURITIES....................................................16
INTEREST OF NAMED EXPERTS AND COUNSEL........................................17
DESCRIPTION OF OUR BUSINESS..................................................17
  General Information........................................................18
  Acquisition of the Lease...................................................18
  Location, Access, Climate, Local Resources and Infrastructure..............18
  History....................................................................19
  Geological Setting.........................................................19
  Competition................................................................20
  Compliance with Government Regulations.....................................21
  Patents, Trademarks, Franchises, Royalty Agreements, Labor Contracts.......23
  Research and Development Costs during the last two years...................24
  Employees and Employment Agreements........................................24
DESCRIPTION OF PROPERTY......................................................24
LEGAL PROCEEDINGS............................................................24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................24
WHERE YOU CAN FIND MORE INFORMATION..........................................26
FINANCIAL STATEMENTS.........................................................26
PLAN OF OPERATION............................................................27
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON.....................31
EXECUTIVE COMPENSATION.......................................................32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT................33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................34
INDEMNIFICATION..............................................................34

                                    SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "the Company" and "AO&G" are to American Oil & Gas Inc.

American Oil & Gas, Inc. was incorporated in the State of Nevada on January 23, 2012 to engage in the acquisition, exploration and development of oil and gas properties. We intend to use the net proceeds from this Offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues or operating history. The principal executive offices are located at Suite 400 - 601 West Broadway, Vancouver, BC V5Z 4C2. The telephone number is 888-609-1173.

We received our initial funding of $10,000 through the sale of common stock to our officer, Mr. Robert Gelfand, who purchased 10,000,000 shares of our common stock at $0.001 per share on January 23, 2012. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (January 23, 2012) through the year ended January 31, 2012 report no revenues and a net loss of $565. Our independent auditor has issued an audit opinion for AO&G which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


Our business is the location and leasing of existing wells for reactivation for the production of oil and gas that we will then, through an operator, sell to oil and gas brokers and gatherers. Reactivating wells involves locating once producing wells that have been shut-in because the well did not produce enough oil or gas at the time to be profitable. Due to the higher price of crude oil and natural gas and utilizing new technology to increase flow rates these wells can be reworked with the intent of making production profitable; however there is no guarantee that our well will be profitable. Our first lease is a one hundred percent interest in 40 acres located in Caddo Parrish, Louisiana. There is currently one drilled well bore, the Cecil Barlow #1, on the property. We have a report on the Caddo Parish Louisiana area prepared by a consulting geologist which outlines the reservoir potential of the Caddo Pine Island Field, in which our lease exists. We have not yet realized any revenues from the lease and it may not contain any reserves and funds that we spend on exploration will be lost.


There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered:         10,000,000 shares of common stock.

Price per Share:                  $0.005

Offering Period:                  The shares are offered for a period not to
                                  exceed 180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds:                     $50,000

Securities Issued And             10,000,000 shares of common stock were issued
Outstanding:                      and outstanding as of the date of this
                                  prospectus.

Registration Costs:               We estimate our total Offering registration
                                  costs to be $6,000.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this Offering.

RISKS ASSOCIATED WITH OUR COMPANY

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THEREFORE THERE IS SUBSTANTIAL UNCERTAINTY WE WILL CONTINUE ACTIVITIES IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE. AS A RESULT, WE MAY HAVE TO SUSPEND OR CEASE ACTIVITIES.

We were incorporated in January 2012 and we have not started our proposed business activities or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss was $565 from inception to January 31, 2012. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     *    our ability to locate a profitable oil & gas property
     *    our ability to generate revenues
     *    our ability to reduce operating costs

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and reactivation of oil & gas properties. As a result, we may not generate revenues in the future. Failure to generate revenues may cause us to suspend or cease activities.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MAY HAVE TO LIMIT OUR ACQUISITION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Because we are small and do not have much capital, we must limit our acquisition activity. As such we may not be able to lease as many properties as we would like. In that event, a profitable oil or gas reserve may go undiscovered. Without producing wells we cannot generate revenues and you will lose your investment.

WE WILL BE RELIANT UPON AN OUTSIDE OPERATOR TO REWORK THE WELLS AND MONITOR THE DAY TO DAY OPERATION. IF THE OPERATOR FAILS TO CARRY OUT THE TERMS OF OUR AGREEMENT OR WE LOSE THE SERVICES OF THE OPERATOR OUR BUSINESS MAY FAIL.

The re-working of our current well and monthly maintenance of the well once production commences will be carried out by an independent operator, Four Star Oil Company. We have an operating agreement in place with Four Star Oil Company, however their failure to live up to the terms of the agreement or an outright cancellation of the agreement could have an adverse effect on production and future revenues, consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR SOLE OFFICER AND/OR DIRECTOR DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF OIL AND GAS EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our sole officer and director is Robert Gelfand. Mr. Gelfand has no formal training as a geologist or in the technical aspects of management of an oil and gas company. His prior business experience has primarily been in venture capital for development and start-up stage companies. With no direct training or experience in these oil and gas industry, he may not be fully aware of the specific requirements related to working within this industry. His decisions and choices may not take into account standard engineering or managerial approaches oil and gas companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to his lack of experience in this industry.

BECAUSE OUR OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES AND WILL ONLY BE DEVOTING 5 TO 10% OF HIS TIME OR APPROXIMATELY TWO TO FOUR HOURS PER WEEK TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION.

Because our officer and director has other outside business activities and will only be devoting 5 to 10% of his time or two to four hours per week to our operations, our operations may be sporadic and occur at times which are convenient to our officer and director. As a result our business plan may be periodically interrupted or suspended.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY STOCKHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this Offering, our executive officer and director will own 50% of our common stock. He will have significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

OUR SOLE OFFICER AND DIRECTOR LIVES OUTSIDE THE UNITED STATES, MAKING IT DIFFICULT FOR AN INVESTOR TO ENFORCE LIABILITIES IN FOREIGN JURISDICTIONS.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. However, since our officer and director resides outside the United States, substantially all or a portion of his assets are located outside the United

States. As a result, it may not be possible for investors to effect service of process within the United States upon him or to enforce any judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or any state thereof.

BECAUSE OUR SOLE OFFICER AND DIRECTOR LIVES IN VANCOUVER, CANADA, AND OUR CURRENT WELL IS IN CADDO PARRISH, LOUISIANA, THERE MAY BE A HIGHER RISK THAT OUR BUSINESS MAY FAIL.

The distance from where our sole officer and director lives, and where the well operations are located, may create a detrimental situation due to lack of oversight. Though we have an operating agreement with Four Star Oil to monitor the well production, there is no assurance that it will be carried out properly without direct oversight by our officer and director. This could have an adverse effect on production and future revenues, consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

RISKS RELATING TO THE OIL AND NATURAL GAS INDUSTRY AND OUR BUSINESS

A SUBSTANTIAL OR EXTENDED DECLINE IN OIL AND NATURAL GAS PRICES MAY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS AND OUR ABILITY TO MEET OUR CAPITAL EXPENDITURE OBLIGATIONS AND FINANCIAL COMMITMENTS.

The prices we may receive in the future for our oil and natural gas production will heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we may receive for any future production, and the levels of the production, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

     *    changes in global supply and demand for oil and natural gas;
     * the actions of the Organization of Petroleum Exporting Countries, or OPEC;
     *    the price and quantity of imports of foreign oil and natural gas;
     * political conditions, including embargoes, in or affecting other oil-producing activity;
     * the level of global oil and natural gas exploration and production activity;
     *    the level of global oil and natural gas inventories;
     *    weather conditions;

     *    technological advances affecting energy consumption; and
     *    the price and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease any prospective revenues on a per share basis but also may reduce the amount of oil and natural gas that we may be able to produce economically. Lower prices will also negatively impact the value of a proven reserve when and if we are able to find them. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

PRODUCTION OF OIL AND NATURAL GAS ARE HIGH RISK ACTIVITIES WITH MANY UNCERTAINTIES THAT COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

Our future success will depend on the success of exploitation, development and production activities. Oil and natural gas production activities are subject to numerous risks beyond our control, including the risk that an existing well will not result in commercially viable oil or natural gas production. Our decisions to lease, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations.

IF OUR ASSESSMENT OF OUR LEASED PROPERTY, OR ANY FUTURE LEASED PROPERTIES, IS MATERIALLY INACCURATE, IT COULD HAVE SIGNIFICANT IMPACT ON FUTURE OPERATIONS AND EARNINGS.

The successful acquisition of producing properties requires assessments of many factors, which are inherently inexact and may be inaccurate, including the following:

     *    the amount of recoverable reserves;
     *    future oil and natural gas prices;
     *    estimates of operating costs;
     *    estimates of future development costs;
     *    estimates of the costs and timing of plugging and abandonment; and
     *    potential environmental and other liabilities.

Our assessment will not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies.

IF OIL AND NATURAL GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITE-DOWNS OF THE CARRYING VALUE OF OUR OIL AND NATURAL GAS PROPERTY, POTENTIALLY NEGATIVELY IMPACTING THE TRADING VALUE OF OUR SECURITIES.

Accounting rules require that we review periodically the carrying value of our oil and natural gas property for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas property. A write-down could constitute a non-cash charge to earnings. It is likely the cumulative effect of a write-down could also negatively impact the trading price of our securities.

RESERVE ESTIMATES DEPEND ON MANY ASSUMPTIONS THAT MAY TURN OUT TO BE INACCURATE. ANY MATERIAL INACCURACIES IN THESE RESERVE ESTIMATES OR UNDERLYING ASSUMPTIONS WILL MATERIALLY AFFECT THE QUANTITIES AND PRESENT VALUE OF OUR RESERVES.

The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of our reported reserves. The process also requires economic assumptions about matters such as oil and natural gas prices, operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise. All of these factors would have a negative impact on earnings and net income, and most likely the trading price of our securities.

WE MAY INCUR SUBSTANTIAL LOSSES AND BE SUBJECT TO SUBSTANTIAL LIABILITY CLAIMS AS A RESULT OF OUR OIL AND NATURAL GAS OPERATIONS.

We do not currently have insurance for possible risks. Losses and liabilities arising from uninsured events could materially and adversely affect our business, financial condition or results of operations. The oil and natural gas production activities will be subject to all of the operating risks associated with the production of oil and natural gas, including the possibility of:

     * environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic o gas or other pollution into the environment, including groundwater and shoreline contamination; o abnormally pressured formations;
     *    mechanical difficulties;
     *    fires and explosions;
     *    personal injuries and death; and
     *    natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, then it could adversely affect us.

OUR OPERATIONS MAY INCUR SUBSTANTIAL LIABILITIES TO COMPLY WITH THE ENVIRONMENTAL LAWS AND REGULATIONS.

Oil and natural gas operations are subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before production commences, restrict the types, quantities and concentration of substances that can be released into the environment in connection with production activities, limit or prohibit activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, incurrence of investigatory or remedial obligations or the imposition of injunctive relief. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our results of operations, competitive position or financial condition as well as the industry in general. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or if our operations were standard in the industry at the time they were performed.

UNLESS WE REPLACE OUR OIL AND NATURAL GAS RESERVES, OUR RESERVES AND PRODUCTION WILL DECLINE, WHICH WOULD ADVERSELY AFFECT OUR CASH FLOWS AND INCOME.

Unless we conduct successful development and exploitation activities or acquire properties containing proved reserves, our proved reserves when we find them will decline as those reserves are produced. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing property would be incapable of sustaining commercial production.

IF ACCESS TO MARKETS IS RESTRICTED, IT COULD NEGATIVELY IMPACT OUR PRODUCTION, OUR INCOME AND ULTIMATELY OUR ABILITY TO RETAIN OUR LEASE AND ANY FUTURE LEASES.

Market conditions or the unavailability of satisfactory oil and natural gas gathering arrangements may hinder access to oil and natural gas markets or delay production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. The ability to market production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business.

COMPETITION IN THE OIL AND NATURAL GAS INDUSTRY IS INTENSE, WHICH MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE.

We will operate in a highly competitive environment. Our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. We may not be able to compete successfully.

RISKS ASSOCIATED WITH THIS OFFERING

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, STOCKHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A RESULT.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for quotation of our common stock on FINRA's Over the Counter Bulletin Board ("OTCBB") upon the effectiveness of our Registration Statement on Form S-1, of which this prospectus forms a part. Our shares may never trade on the OTCBB. If no market is ever developed for our shares, it will be difficult for stockholders to sell their stock. In such a case, stockholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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
WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this Offering. Upon completion of this Offering the net tangible book value of the shares held by our existing stockholder (10,000,000 shares) will be increased by $.002 per share without any additional investment on his part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the Offering price of $.005 per share) of $.002 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $.003 per share, reflecting an immediate reduction in the $.005 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this Offering will be deposited into a standard bank checking account until all shares are sold and the Offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, any third party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the Offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR U.S. SECURITIES AND EXCHANGE COMMISSION REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated costs of this registration statement ($6,000) to be paid from existing cash on hand. We plan to contact a market maker immediately following the close of the Offering and apply to have the shares quoted on the OTCBB. To be eligible for quotation, issuers must remain current in their filings with the U.S. Securities and Exchange Commission. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

OUR SOLE OFFICER AND DIRECTOR, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 50% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. Gelfand's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all stockholders suffer a dilution of the value of their stock.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT A REPORTING ISSUER AND MAY NOT BECOME ONE.

We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations required by Section 13(a) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC, and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $50,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

Total Proceeds to the Company                                           $50,000

Purchase of the Bore Hole on Cecil Barlow #1                             10,000*
Phase 1 rework program                                                   14,194
Phase 2 monthly maintenance (10 months @387.50)                           3,875
Administration and General Expense                                        5,000
Legal and Accounting                                                     10,000
Working Capital                                                           6,931
                                                                        -------

Total Use of Net Proceeds                                               $50,000
                                                                        =======

----------
* The company purchased the Cecil Barlow #1 bore hole on February 2, 2012. The payment was made from funds loaned to the company by our director. If we are successful in obtaining the funding from this Offering the $10,000 will be repaid to the director.

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our business plan.

                         DETERMINATION OF OFFERING PRICE

The Offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the Offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of January 31, 2012, the net tangible book value of our shares was $9,435 or $0.001 per share, based upon 10,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $50,000, the net tangible book value of the 20,000,000 shares to be outstanding will be $59,435, or approximately $.003 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (10,000,000 shares) will be increased by $.002 per share without any additional investment on his part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the Offering price of $.005 per share) of $.002 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $.003 per share, reflecting an immediate reduction in the $.005 price per share they paid for their shares.

After completion of the Offering, the existing stockholder will own 50% of the total number of shares then outstanding, for which he will have made an investment of $10,000, or $.001 per share. Upon completion of the Offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.005 per Share.

The following table illustrates the per share dilution to the new investors:

Public Offering Price per Share                                            $.005
Net Tangible Book Value Prior to this Offering                             $.001
Net Tangible Book Value After Offering                                     $.003
Immediate Dilution per Share to New Investors                              $.002

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this Offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
     Existing
     Stockholder        $.001       10,000,000         50%          $10,000

     Investors in
     This Offering      $.005       10,000,000         50%          $50,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Robert Gelfand, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officer and director is not, nor will he be at the time of his participation in the Offering, an associated person of a broker-dealer; and

d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates do not intend to purchase any shares in this Offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.005 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days. If the board of directors votes to extend the Offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. Anyone who has subscribed to the Offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original Offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account at Banner Bank, Point Roberts, WA, until the total amount of $50,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the Offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction within 3 business days. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to American Oil & Gas Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 50% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended January 31, 2012, included in this prospectus, have been audited by George Stewart, CPA. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Kevin M. Murphy, Attorney at Law, has acted as special counsel to American Oil & Gas Inc. for the limited purpose of rendering an opinion in connection with the registration and proposed sale of the 10,000,000 shares of common stock at $0.005 per share.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We plan to locate and lease existing wells for reactivation for the production of oil and gas that we will then be sold, through an operator, to oil and gas brokers and gatherers. The gas sometimes may be sold directly to the public utility companies.

We currently own a one hundred percent interest in a lease of forty acres located in Caddo Parrish, Louisiana, there is currently one drilled well bore, the Cecil Barlow #1, on the property.

Our focus for the current fiscal year will be on developing our existing property, while continuing to pursue acquisition of additional leases and/or existing oil and gas wells which have potential for production, if revenues warrant.


EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

AO&G qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act").

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;
     *    The first fiscal year after the fifth anniversary of its IPO;
     * The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
     * The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

     * Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
     * Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
     * Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
     * Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

     * Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
     * Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
     * The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

     * The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
     * Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
     * The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.


GENERAL INFORMATION ABOUT OUR CURRENT LEASE

ACQUISITION OF THE LEASE

On February 2, 2012 the Company signed an assignment agreement with Four Star Oil Company of Oil City, Louisiana which transferred all the right title and interest in an oil, gas and mineral lease between The Cecil and Annie Lou Barlow Trust in favor of Four Star Oil Company recorded under Instrument No. 2026712, covering and affecting the property described as: SE 1/4 of the NE 1/4 of
Section 6, Township 21 North, Range 15 West, Caddo Parish Louisiana. The consideration for the assignment was $10.00. Concurrent with the assignment agreement being signed the Company purchased for $10,000 the bore hole on the Cecil Barlow #1 well that is located in the lease executed between Four Star Oil Company and The Cecil and Annie Lou Barlow Trust. There are currently three additional orphaned wells on the property that if we are successful with the Cecil Barlow #1 well we could make application to secure the other wells for production.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

The Cecil Barlow #1 lease will remain in force as long as the well is in production. We are required to pay a 25% royalty on all revenue from the sale of the oil. The gatherer of the oil from the site will make the payments directly to The Cecil and Annie Lou Barlow Trust and the operator prior to forwarding the remaining proceeds to the Company.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

Location: The property is located in the Caddo Pine Island Field which lies in the northern part of Caddo Parish, Louisiana. The Caddo Pine Island Field is flanked to the west by Caddo Lake and to the east by the Red River. Latitude:
32.89778, Longitude: -93.96389. The Cecil Barlow #1 well is located in the 40 acres of property described as: SE1/4of the NE1/4of Section 6, Township 21 North, Range 15 West, Caddo Parish Louisiana.

Access: Easy access to the property is available via existing roadways in the area. The highway system in Caddo Parrish is vast and modern. The highway system in nearby Shreveport, the largest city in the area, consists of The Outer Loop Freeway Interstate 220 on the north and The Inner Loop Freeway, Louisiana Highway 3132 on the south, forming approximately an 8-mile diameter semi-loop around downtown. Another loop is formed by the Bert Kouns Industrial Loop, (LA Hwy 526) and circles further south bisecting Interstate 49. Interstate 49 is currently under constuction to extend to Hwy 549 in Arkansas.

Shreveport lies along the route of the proposed Interstate 69 North American Free Trade Agreement (NAFTA) superhighway that will link Canada, the U.S. industrial Midwest, Texas, and Mexico.

Climate: The area has a humid subtropical climate. Rainfall is abundant, with the normal annual precipitation averaging nearly 47 inches, with monthly averages ranging from less than 3 inches in August to more than 5 inches in May. Severe thunderstorms with heavy rain, hail, damaging winds and tornadoes occur in the area during the spring and summer months. The winter months are normally mild, with an average of 35 days of freezing or below-freezing temperatures per year, with ice and sleet storms possible. Summer months are hot and humid, with maximum temperatures exceeding 90 degrees an average of 91 days per year, with high to very high relative average humidity, sometimes exceeding the 90 percent level.

Local Resources & Infrastructure: The Town of Oil City, LA, located 3 miles from the property, offers some of the necessary infrastructure required to base and carry-out our proposed oil & gas program, (limited accommodations, communications, some equipment and supplies). The independent operator, Four Star Oil Company, who will carry out the rework and monthly maintenance on the well, is located in Oil City. Larger or specialized equipment can be acquired in the City of Shreveport, lying 25 miles to the south.

HISTORY

In 1906, the Caddo-Pine Island Field in northern Caddo Parish, Louisiana was discovered, and a rush of leasing and drilling activity ensued. In 1908, the first natural gas pipeline was constructed to transport gas from Caddo-Pine Island to Shreveport, Louisiana. This was one of the earliest commercial uses of natural gas, which was commonly viewed as an undesirable by-product of oil production and often "flared" or burnt off at the well site.

Other innovations in the Caddo-Pine Island Field included the first over-water oil platform, which was constructed in the field on Caddo Lake in 1910. In that same year, a major oil pipeline was constructed from Caddo-Pine Island Field to a refinery built and operated by Standard Oil Company of Louisiana in Baton Rouge, Louisiana. The refinery continues to operate today.

The Caddo-Pine Island field is located approximately 15 miles north of the City of Shreveport in Caddo Parish, La., and Marion County, Tex., which covers a portion of the Ark-La-Tex Area. The discovery well in the Caddo-Pine Island field was the Savage Bros. & Morrical No.1 Offenhauser, which was completed March 28, 1905, in the Annona Chalk at a depth of 1,556 ft. The well was located near Oil City, La. By the close of 1907 23 wells had been drilled -eight of which produced oil, 11 produced gas, and four were abandoned. Development of the field continued at a rapid pace during the following years, and by 1918 the production reached a peak of 11 million bbl/year.

GEOLOGICAL SETTING

The Caddo Pine Island Field sits on top of the Subine uplift, which is the stratigraphic uplift in Northern Louisiana. Due to the uplift many of the formations on the top of it became excellent reservoir rock for hydrocarbons. Impervious formations lying just above these called caprock cause traps that the oil and gas accumulate up against under pressure. When these caprock formations are drilled through and into the reservoir rock the pressure is then released and will flow to the surface carrying oil and gas with it. Production has been obtained from several horizons, ranging in depth from the Nacatoch sand at 800 ft to the Hosston or Travis Peak which is found at 2,500 ft near the crest of the dome of the Lower Cretaceous beds.

DISTRIBUTION METHODS

We plan to distribute oil and gas that we produce through oil and gas gathering companies with the gas sometimes being sold directly to public utility companies. The operator, Four Star Oil Company, will make the arrangements with the gathering companies.

If we do find a gas well for lease the distribution agreements for gas generally provide for the company to tap into the distribution line of a gas distribution company, and we would be paid for our gas at the market price at the time of delivery less any transportation charge from the gas transmission company. These charges can range from 5% upward of the market value of the gas, depending on the competition among transmission companies in the area of the wells.

COMPETITION

We operate in a highly competitive environment for acquiring properties, modernizing existing wells and marketing oil and natural gas we may produce. The majority of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we plan to operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry.

Current competitive factors in the domestic oil and gas industry are unique. The actual price range of crude oil is largely established by major international producers. Pricing for natural gas is more regional; however, more favorable prices can usually be negotiated for larger quantities of oil and/or gas product. In this respect, while we believe we have a price disadvantage when compared to larger producers, we view our primary pricing risk to be related to a potential decline in international prices to a level which could render our production uneconomical.

We will be committed to use the services of the existing gathering companies in our present area of production. This potentially gives such gathering companies certain short-term relative monopolistic powers to set gathering and transportation costs, because obtaining the services of an alternative gathering company may require substantial additional costs.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

REGULATION OF TRANSPORTATION OF OIL

Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future.

Our sales of crude oil will be affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate regulation. The Federal Energy Regulatory Commission, or the FERC, regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state.

Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors. Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines' published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

REGULATION OF TRANSPORTATION AND SALE OF NATURAL GAS

Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those Acts by the FERC. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at uncontrolled market prices, Congress could reenact price controls in the future.

Since 1985, the FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. The FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services. Although the FERC's orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry.

Intrastate natural gas transportation is subject to regulation by state regulatory agencies. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we may eventually operate and ship natural gas on an intrastate basis will not affect our operations in any way that is of material difference from those of our competitors.

REGULATION OF PRODUCTION

The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. All states, in which we may operate in the future, have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that can be produced from wells and to limit the number of wells or the locations, although companies can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

SOURCE AND AVAILABILITY OF RAW MATERIALS

We have no significant raw materials. However, if we are successful in our plan of operations we may make use of numerous oil field service companies. We currently only have one well lease in Louisiana, where there are numerous oil field service companies.

MAJOR CUSTOMERS

If we are successful in our plan of operation, we will principally sell our oil and natural gas production through our operator to marketers and other purchasers that have access to nearby pipeline facilities. Generally, in areas where there is no practical access to pipelines, oil is trucked to storage facilities. We believe that the loss of any of these oil and gas purchasers would not materially impact our business, because we could readily find other purchasers for our oil and gas as produced.

PATENTS, TRADEMARKS, FRANCHISES, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We have no patents, trademarks, licenses, concessions, or labor contracts. We will pay royalties to mineral owners and owners of overriding royalties on the oil and gas leases. These royalties usually are 25%, as is the case with the Cecil Barlow #1. The leases are good and royalties are owed as long as there is production on the property.

ENVIRONMENTAL COMPLIANCE AND RISKS

Oil and natural gas exploration, development and production operations are subject to stringent federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Historically, most of the environmental regulation of oil and gas production has been left to state regulatory boards or agencies in those jurisdictions where there is significant gas and oil production, with limited direct regulation by such federal agencies as the Environmental Protection Agency. However, while we believe this generally to be the case for our production activities in Louisiana, there are various regulations issued by the Environmental Protection Agency ("EPA") and other governmental agencies that would govern significant spills, blow-outs, or uncontrolled emissions.

In Louisiana, specific oil and gas regulations apply to the drilling, completion and operations of wells, and the disposal of waste oil and salt water. There are also procedures incident to the plugging and abandonment of dry holes or other non-operational wells, all as governed by the applicable governing state agency.

At the federal level, among the more significant laws and regulations that may affect our business and the oil and gas industry are: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, also known as "CERCLA" or Superfund; the Oil Pollution Act of 1990; the Resource Conservation and Recovery Act, also known as "RCRA"; the Clean Air Act; Federal Water Pollution Control Act of 1972, or the Clean Water Act; and the Safe Drinking Water Act of 1974.

Compliance with these regulations may constitute a significant cost and effort for us. No specific accounting for environmental compliance has been projected by us at this time. We are not presently aware of any environmental demands, claims, or adverse actions, litigation or administrative proceedings in which our acquired property is involved or subject to, or arising out of any predecessor operations.

In the event of a breach of environmental regulations, these environmental regulatory agencies have a broad range of alternative or cumulative remedies which include: ordering a clean-up of any spills or waste material and restoration of the soil or water to conditions existing prior to the environmental violation; fines; or enjoining further drilling, completion or production activities. In certain egregious situations the agencies may also pursue criminal remedies against us or our principal officers.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $10,000 for the lease on our current property.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Robert Gelfand. Mr. Gelfand currently devotes 2-4 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. The Company leases shared office facilities at Suite 400 - 601 West Broadway, Vancouver, BC V5Z 4C2 on a month-to-month basis for approximately $50 per month. The facilities include answering services, fax services, reception area and shared office and meeting facilities as well as secretarial services which are available on a pay as needed basis. The telephone number is (888)609-1173. Management believes the current premises are sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the Offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the U.S. Securities and Exchange Commission or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Impact Explorations with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus AO&G had one stockholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     * contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     *    the bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                       WHERE YOU CAN FIND MORE INFORMATION

We intend to file annual, quarterly and special reports, and other information with the SEC, as required. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains our reports, and other information we file electronically with the SEC.

                              FINANCIAL STATEMENTS

The financial statements of American Oil & Gas Inc. for the year ended January 31, 2012, and related notes, included in this prospectus have been audited by George Stewart, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                               PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Our current cash balance is $25,000. We believe our cash balance is sufficient to cover the expenses we will incur during the next twelve months in a limited operations scenario or until we raise the funding from this Offering. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this Offering. We are an exploration stage company and have generated no revenue to date. We have sold $10,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin realizing revenue from our oil & gas sales. There is no assurance we will ever reach that point.

Our goal is to find exploitable oil or gas on our leased property. Our success depends on achieving that goal. There is the likelihood of the Cecil Barlow #1 well containing little or no economic value and funds that we spend on the reactivation will be lost. Even if we complete our current program and are successful in reworking the well into operation we cannot guarantee production will be substantial enough for us to be profitable.

Our plan of operation for the twelve months following the date of this prospectus is to complete the re-work and production program on the current lease while also searching for other appropriate leases. In addition to the $10,000 for the purchase of the Cecil Barlow #1 bore hold and the $14,194 we anticipate spending for the initial rework program, we anticipate spending an additional $3,875 (approx. $387.50 per month) for monthly maintenance fees once the well is operational, $10,000 on professional fees, including fees payable for complying with reporting obligations, $5,000 in general administrative costs and $6,931 in working capital. Total expenditures over the next 12 months are therefore expected to be approximately $50,000. We will require the funds from this Offering to proceed.

The following work program has been recommended by Four Star Oil Company, the operator we have consulted for the re-working and subsequent operation of the Cecil Barlow #1.

PHASE 1: REWORK PROGRAM

     *    Cecil Barlow #1 is already a drilled well bore
     *    Well has been drilled down to 1,800 feet
     *    Well appears to have a couple of oil or gas zones
     * Work over will consist of pulling existing tubing, rods and down-hole pump, swabbing out the well, and placing new tubing, rods, and down-hole pump in the hole.

Costs to rework the well:

     Work Over crew to clean the well:                              $ 3,300
     Tubing delivered (1780ft $2.85 ft):                            $ 5,073
     Rods delivered (1780 ft @ $1.95):                              $ 3,471
     Down hole pump:                                                $ 1,500
     Misc:                                                          $   850
                                                                    -------

     Estimated Total Rework cost:                                   $14,194
                                                                    =======

PHASE 2: MONTHLY MAINTENANCE OF WORKING WELL:

     Chemicals, electricity, taxes, overhead, pumper: $387.50 approx

We will not begin the re-work on the Cecil Barlow #1 until we raise funding. We estimate it will take approximately three to six months to complete the registration process and sell the shares in this Offering. Once we receive funding it will take up to two months to get the well operational.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct the rework of our current well before we start production of any oil or gas we may find. We believe that our current cash balance will allow us to operate for one year based on our current limited operations.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this Offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the

Use of Proceeds section of this prospectus. Our director has agreed to advance funds as needed until the Offering is completed or failed and has agreed to pay the cost of plugging the well in the event the well does not produce enough to be profitable and we abandon production and there are no remaining funds in the company. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $10,000 through the sale of common stock to Robert Gelfand, our officer and director, who purchased 10,000,000 shares of our common stock at $0.001 per share in January, 2012. As of January 31, 2012, $15,000 is owed to Mr. Gelfand for funds loaned by him to the Company. The loan is non-interest bearing with no specific repayment terms.

On February 2, 2012 the Company acquired the Cecil Barlow lease in Caddo Parish, Louisiana for $10,000.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a January 31, year-end.

BASIC EARNINGS (LOSS) PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

OIL AND GAS PROPERTIES

Oil and gas investments are accounted for by the successful efforts method of accounting. Accordingly, the costs incurred to acquire property (proved and unproved), all development costs, and successful exploratory costs are capitalized, whereas the costs of unsuccessful exploratory wells are expensed.

Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

ELECTION UNDER SECTION 107(b) OF THE ACT

As an emerging growth company we have elected to not adopt the extended transition period for complying with new or revised accounting standards under
Section 102(b) of the Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.


      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The officer and director of AO&G, whose one year terms will expire 1/31/13, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address             Age    Position     Date First Elected   Term Expires
--------------             ---    --------     ------------------   ------------
Robert Gelfand             46     President,        1/23/12           1/31/13
Suite 400 - 601 W Broadway        Secretary,
Vancouver, BC                     Treasurer,
V5Z 4C2                           CFO, CEO &
                                  Director

The foregoing person is a promoter of AO&G, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Robert Gelfand currently devotes 2-4 hours per week to company matters, in the future he intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

BACKGROUND INFORMATION

ROBERT GELFAND has been the President, CEO, Treasurer, CFO, Secretary, and Director of the Company since inception. From July 1996 to the present he has been a Director of StarAsia Capital Inc., a venture capital company for development and start-up stage companies in Bangkok, Thailand and Vancouver, Canada. Mr. Gelfand has held officer and director positions of several publicly traded companies over the past 15 years.

Mr. Gelfand holds a Bachelor of Commerce Degree (Finance major) from The University of British Columbia, in Vancouver, BC, Canada where he received it in 1989. Mr. Gelfand also holds the Chartered Financial Analyst designation (CFA) which he received from the CFA Institute in Charlottesville, Virginia. He intends to devote his time as required to the business of the Company.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Robert Gelfand.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Robert          2012     0          0          0           0          0             0             0         0
Gelfand,
President,
CFO & CEO

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Robert         0              0              0           0           0           0            0           0            0
Gelfand,
CEO & CFO

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Robert Gelfand,      0         0          0             0                0              0             0
Director

There are no current employment agreements between the company and its executive officer.

In January 2012 Robert Gelfand purchased 10,000,000 shares of our common stock at $0.001 per share. The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Mr. Gelfand currently devotes approximately 2-4 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of AO&G's voting securities by officers, directors and major stockholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

 Name and                   No. of        No. of
Address of                  Shares        Shares     Percentage of   Ownership
Beneficial                  Before        After         Before         After
  Owner(1)                 Offering      Offering      Offering      Offering
  -----                    --------      --------      --------      --------
Robert Gelfand            10,000,000    10,000,000       100%           50%

All Officers and
Directors as a Group      10,000,000    10,000,000       100%           50%

----------
(1) The person named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Gelfand will not be paid for any underwriting services that he performs on our behalf with respect to this Offering. He will also not receive any interest on any funds that he may advance to us for expenses incurred prior to the Offering being closed.

In January 2012 Mr. Gelfand purchased 10,000,000 shares of our common stock at $0.001 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and director of the Company. (See "Principal Stockholders".)

As of January 31, 2012, $15,000 is owed to Mr. Gelfand for funds loaned by him to the Company. The loan is non-interest bearing with no specific repayment terms.

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX (206) 328-0383

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American Oil & Gas Inc.

I have audited the accompanying balance sheets of American Oil & Gas Inc. (An Exploration Stage Company) as of January 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the year ended January 31, 2012 and for the period from January 23, 2012 (inception), to January 31, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Oil & Gas Inc., (An Exploration Stage Company) as of January 31, 2012, and the results of its operations and cash flows for the years ended January 31, 2012 and the period from January 23, 2012 (inception), to January 31, 2012 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
-----------------------------------
George Stewart

Seattle, Washington
March 8, 2012

                             AMERICAN OIL & GAS INC.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                    As of
                                                                  January 31,
                                                                     2012
                                                                   --------

                                     ASSETS

CURRENT ASSETS
  Cash                                                             $ 25,000
                                                                   --------
      TOTAL CURRENT ASSETS                                           25,000
                                                                   --------

      TOTAL ASSETS                                                 $ 25,000
                                                                   ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                 $    565
  Loan Payable - Related Party                                       15,000
                                                                   --------
      TOTAL CURRENT LIABILITIES                                      15,565

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 10,000,000 shares issued and outstanding
   as of January 31, 2012                                            10,000
  Deficit accumulated during exploration stage                         (565)
                                                                   --------
      TOTAL STOCKHOLDERS' EQUITY                                      9,435
                                                                   --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $ 25,000
                                                                   ========

                        See Notes to Financial Statements

                             AMERICAN OIL & GAS INC.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                            January 23, 2012
                                              (inception)
                                                through
                                               January 31,
                                                  2012
                                              ------------
REVENUES
  Revenues                                    $         --
                                              ------------
TOTAL REVENUES                                          --

EXPENSES
  Office and Administrative                            565
                                              ------------
TOTAL EXPENSES                                         565
                                              ------------

NET INCOME (LOSS)                             $       (565)
                                              ============

NET LOSS PER BASIC AND DILITED SHARE          $      (0.00)
                                              ============
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                             10,000,000
                                              ============

                        See Notes to Financial Statements

                             AMERICAN OIL & GAS INC.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
           From January 23, 2012 (Inception) through January 31, 2012
--------------------------------------------------------------------------------

                                                                                                Deficit
                                                                                               Accumulated
                                                              Common          Additional         During
                                             Common            Stock            Paid-in        Exploration
                                              Stock            Amount           Capital           Stage             Total
                                              -----            ------           -------           -----             -----
BALANCE, JANUARY 23, 2012                           --       $       --        $       --       $       --        $       --

Stock issued for cash on January 23, 2012
 @ $0.001 per share                         10,000,000           10,000                --               --            10,000

Net loss,  January 31, 2012                                                                           (565)             (565)
                                            ----------       ----------        ----------       ----------        ----------

BALANCE, JANUARY 31, 2012                   10,000,000       $   10,000        $       --       $     (565)       $    9,435
                                            ==========       ==========        ==========       ==========        ==========


                        See Notes to Financial Statements

                             AMERICAN OIL & GAS INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                January 23, 2012
                                                                  (inception)
                                                                    through
                                                                   January 31,
                                                                      2012
                                                                    --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                 $   (565)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
  Changes in operating assets and liabilities:                            --
    Increase (decrease) in Accounts Payable                              565
                                                                    --------
           NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            --

CASH FLOWS FROM INVESTING ACTIVITIES

           NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            --

CASH FLOWS FROM FINANCING ACTIVITIES
  Loan Payable - Related Party                                        15,000
  Issuance of common stock                                            10,000
                                                                    --------
           NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        25,000
                                                                    --------
NET INCREASE (DECREASE) IN CASH                                       25,000
CASH AT BEGINNING OF PERIOD                                               --
                                                                    --------

CASH AT END OF YEAR                                                 $ 25,000
                                                                    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for:
  Interest                                                          $     --
                                                                    ========
  Income Taxes                                                      $     --
                                                                    ========

                       See Notes to Financial Statements

                             AMERICAN OIL & GAS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                January 31, 2012
--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

American Oil and Gas Inc. (the Company) was incorporated under the laws of the State of Nevada on January 23, 2012. The Company was formed to engage in the acquisition, exploration and development of oil and gas properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced any exploration activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a January 31, year-end.

BASIC EARNINGS (LOSS) PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

                             AMERICAN OIL & GAS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                January 31, 2012
--------------------------------------------------------------------------------

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

OIL AND GAS PROPERTIES

Oil and gas investments are accounted for by the successful efforts method of accounting. Accordingly, the costs incurred to acquire property (proved and unproved), all development costs, and successful exploratory costs are capitalized, whereas the costs of unsuccessful exploratory wells are expensed.

Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

NOTE 3. RECENT ACCOUNTING PRONOUCEMENTS

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the Company's financial statements.

                             AMERICAN OIL & GAS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                January 31, 2012
--------------------------------------------------------------------------------

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from January 23, 2012 (date of inception) to January 31, 2012 and generated a net loss of $565. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company is currently in the exploration stage and has minimal expenses, management believes that the Company's current cash of $25,000 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until it raises additional funding.

NOTE 5. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6. RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

As of January 31, 2012, $15,000 is owed to Robert Gelfand, President, from funds loaned by him to the Company and is non-interest bearing with no specific repayment terms.

NOTE 7. INCOME TAXES
                                                          As of January 31, 2012
                                                          ----------------------
     Deferred tax assets:
       Net operating tax carryforwards                              $ 565
       Tax rate                                                        34%
                                                                    -----
     Gross deferred tax assets                                        192
     Valuation allowance                                             (192)
                                                                    -----

     Net deferred tax assets                                        $  --
                                                                    =====

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                             AMERICAN OIL & GAS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                January 31, 2012
--------------------------------------------------------------------------------

NOTE 8. NET OPERATING LOSSES

As of January 31, 2012, the Company has a net operating loss carryforward of approximately $565. Net operating loss carryforwards expire twenty years from the date the loss was incurred.

NOTE 9. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with ASC No. 505. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On January 23, 2012, the Company issued a total of 10,000,000 shares of common stock to its sole officer/director for cash in the amount of $0.001 per share for a total of $10,000.

As of January 31, 2012 the Company had 10,000,000 shares of common stock issued and outstanding.

NOTE 10. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of January 31, 2012:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 10,000,000 shares issued and outstanding.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after January 31, 2012 up through date the Company issued these financial statements. On February 2, 2012 the Company acquired the Cecil Barlow lease in Caddo Parish, Louisiana for $10,000.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the Offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee                       $    6
Accounting fees and expenses                                              $3,000
Legal fees                                                                $  200
Preparation and EDGAR conversion fees                                     $1,800
Transfer Agent fees                                                       $  650
Printing                                                                  $  344
                                                                          ------

Total                                                                     $6,000
                                                                          ======

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of American Oil & Gas, Inc. allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a.   By the stockholders;

b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling AO&G, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In January 2012, a total of 10,000,000 shares of common stock were issued in exchange for $10,000 US, or $.001 per share. These securities were issued to Mr. Gelfand, the officer and director of the company.

                                    EXHIBITS


Exhibit  3.1      Articles of Incorporation *
Exhibit  3.2      Bylaws *
Exhibit  5.1      Opinion re: Legality *
Exhibit 10.1      Lease Agreement on Cecil Barlow #1 *
Exhibit 10.2      Lease Assignment Agreement *
Exhibit 10.3      Bill of Sale - Cecil Barlow #1 bore hole *
Exhibit 10.4      Four Star Oil Company Operating Agreement *
Exhibit 10.5      Subscription Agreement
Exhibit 23.1      Consent of counsel (see Exhibit 5) *
Exhibit 23.2      Consent of independent auditor


----------
*  Previously Filed.

                                  UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, BC on May 1, 2012.


                                        American Oil & Gas Inc.


                                        /s/ Robert Gelfand
                                        ----------------------------------------
                                        By: Robert Gelfand, Director
                                            (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.




/s/ Robert Gelfand                                                 May 1, 2012
------------------------------------------------                   -----------
Robert Gelfand, President & Director                                  Date
(Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer)